Exhibit 1.1

DiDi Global Inc.
       American Depositary Shares
Representing        Class A Ordinary Shares
(par value US$0.00002 per share)

Underwriting Agreement

            , 2021

Goldman Sachs (Asia) L.L.C.
68th Floor, Cheung Kong Center
2 Queens Road,
Central, Hong Kong

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
United States

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
United States

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

DiDi Global Inc., an exempted company incorporated in the Cayman Islands (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of        American Depositary Shares of the Company, every four representing one Class A ordinary share, par value US$0.00002 per share (the “Ordinary Shares”), of the Company, and, at the election of the Representatives on behalf of the Underwriters, up to        additional American Depositary Shares of the Company.  The aggregate of        American Depositary Shares to be sold by the Company are herein called the “Firm ADSs” and the aggregate of        additional American Depositary Shares to be sold by the Company are herein called the “Optional ADSs.” The Firm ADSs and the Optional ADSs that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “ADSs”.

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated on or about       , 2021, among the Company, Deutsche Bank Trust Company Americas, as depositary (the “Depositary”), and holders and beneficial owners from time to time of American Depositary Shares evidenced by American Depositary Receipts (the “ADRs”) issued thereunder.  The ADSs will represent the right to receive the Ordinary Shares deposited pursuant to the Deposit Agreement.

Tiger Brokers (NZ) Limited (the “Designated Underwriter”) has agreed to reserve a portion of the ADSs to be purchased by it or its affiliates under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The ADSs to be sold by the Designated Underwriter and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed ADSs.” Any Directed ADSs not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

1.                                      The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i)                    A registration statement on Form F-1 (File No. 333-256977) (the “Initial Registration Statement”) in respect of the Ordinary Shares has been filed with the U.S. Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; a registration statement on Form F-6 (File No. 333-257342) relating to the ADSs has been filed with the Commission and such registration statement has become effective (such registration statement on Form F-6, including all exhibits thereto, as amended through the time such registration statement becomes effective, being hereinafter referred to as the “ADS Registration Statement”).  The Company has also filed, in accordance with Section 12 of the Exchange Act (as defined below), a registration statement on Form 8-A (File No. 001-40541) (the “Form 8-A Registration Statement”) to register, under Section 12(b) of the Exchange Act, the Ordinary Shares and the ADSs; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto, the ADS Registration Statement, the Form 8-A Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the ADSs has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”); the Initial Registration Statement, and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time the Initial Registration Statement became effective or the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the ADSs that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the ADSs is hereinafter called an “Issuer Free Writing Prospectus”).

(ii)                 (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) hereof).

(iii)              For the purposes of this Agreement, the “Applicable Time” is        [am/pm] (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4 hereof) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4 hereof) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) hereof).

(iv)             The Registration Statement conforms, and the Pricing Prospectus and the Prospectus and any further amendments or supplements to the Registration Statement, the Pricing Prospectus and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of each Time of Delivery (as defined in Section 4 hereof), the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) hereof); the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Form 8-A Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission thereunder, and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(v)                Each of the Company’s direct and indirect material subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”) has been identified on Part A of Schedule III hereto, and each of the material entities which the Company directly or indirectly controls through contractual arrangements (each a “Consolidated Affiliated Entity” and collectively, the “Consolidated Affiliated Entities”) has been identified on Part B of Schedule III hereto. Neither the Company nor any of its Subsidiaries or Consolidated Affiliated Entities has, since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its Subsidiaries and Consolidated Affiliated Entities taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries and Consolidated Affiliated Entities taken as a whole, in each case otherwise than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Disclosure Package and the Prospectus or (ii) the issuance, if any, of stock upon conversion of Company securities as described in the Pricing Disclosure Package and the Prospectus) or long term debt of the Company or any of its Subsidiaries or Consolidated Affiliated Entities or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect on, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries and Consolidated Affiliated Entities, taken as a whole, except as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement or the Deposit Agreement, including the issuance and sale of the ADSs, or to consummate the transactions contemplated in this Agreement.

(vi)             The Company and its Subsidiaries and Consolidated Affiliated Entities have good and marketable title to all real property and personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and Consolidated Affiliated Entities; and any real property and buildings held under lease by the Company and its Subsidiaries and Consolidated Affiliated Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries and Consolidated Affiliated Entities.

(vii)          Each of the Company and each of its Subsidiaries and Consolidated Affiliated Entities has been (i) duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, Pricing Disclosure Package and the Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and each Subsidiary and Consolidated Affiliated Entity has been listed in the Registration Statement.  The Company does not own or control, directly or indirectly, any corporation, association or other entity that is a “significant subsidiary” (within the meaning of Rule 1-02(w) of Regulation S-X) other than the Subsidiaries and Consolidated Affiliated Entities listed on Schedule III hereto.  The currently effective memorandum and articles of association or other constitutional or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in in full force and effect, and the eleventh amended and restated memorandum and articles of association of the Company adopted on June 24, 2021, effective immediately prior to the closing of the offering of the ADSs, filed as Exhibit 3.2 to the Registration Statement, or other constitutional or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and, immediately prior to the closing of the offering of the ADSs, will be in full force and effect.

(viii)       The Company has an authorized share capital as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and all of the issued shares of the Company, have been duly and validly authorized and issued and are fully paid and non-assessable and conform to their description contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of each Consolidated Affiliated Entity of the Company have been duly and validly authorized and issued, are paid in accordance with the applicable laws and its respective constitutional or organizational documents and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as set forth in the VIE Agreements (as defined herein).  All of the currently effective constitutive or organizational documents of each of the Company’s Subsidiaries and Consolidated Affiliated Entities comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect.

(ix)             The Ordinary Shares to be issued and sold by the Company have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to their description contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Ordinary Shares is not in violation of any preemptive or similar rights.

(x)                This Agreement has been duly authorized, executed and delivered by the Company and constitutes valid and legally binding obligations of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(xi)             The entry into the Deposit Agreement has been duly authorized and, when the Deposit Agreement is executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, it will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  Upon the due issuance by the Depositary of the ADRs evidencing the ADSs against the deposit of the Ordinary Shares in accordance with the provisions of the Deposit Agreement, such ADRs evidencing the ADSs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs evidencing the ADSs are registered will be entitled to the rights of registered holders of such ADRs evidencing the ADSs specified therein and in the Deposit Agreement.

(xii)          The Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and the ADS Registration Statement and the filing of the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(xiii)       The ADSs have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(xiv)      No holder of any ADSs after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such ADSs; and except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no limitations on the rights of holders of the ADSs to hold or transfer their securities.

(xv)         Neither the Company nor any of its Subsidiaries or Consolidated Affiliated Entities has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the ADSs.

(xvi)      There are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xvii)   Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement, the ADS Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act, and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period as defined herein.

(xviii)The issue of the Ordinary Shares to be sold by the Company, the deposit of the Ordinary Shares with the Depositary, the issue and sale of the ADSs, the execution and delivery of this Agreement and the compliance by the Company with this Agreement and the Deposit Agreement, and the consummation of the transactions contemplated in this Agreement, the Deposit Agreement and the Pricing Disclosure Package will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries or Consolidated Affiliated Entities is a party or by which the Company or any of its Subsidiaries or Consolidated Affiliated Entities is bound or to which any of the property or assets of the Company or any of its Subsidiaries or Consolidated Affiliated Entities is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect, (B) the provisions of the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its Subsidiaries or Consolidated Affiliated Entities, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or Consolidated Affiliated Entities or any of their properties.

(xix)      No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the Ordinary Shares to be sold by the Company, the deposit of the Ordinary Shares with the Depositary, the issue and sale of the ADSs, the performance by the Company of its obligations under this Agreement and the Deposit Agreement, or the consummation by the Company of the transactions contemplated by this Agreement and the Deposit Agreement, except such as have been obtained under the Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the ADSs by the Underwriters.

(xx)         There are no affiliations or associations between (A) any member of FINRA and (B) the Company or any of its Subsidiaries or Consolidated Affiliated Entities or any of their respective officers, directors or 10% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was first filed with the Commission.

(xxi)      Except for any net income, capital gains or franchise taxes imposed on the Underwriters by the People’s Republic of China (excluding, solely for purposes of this Agreement, Hong Kong and Macau, the “PRC”), Hong Kong, or the Cayman Islands as a result of any present or former connection (other than any connection solely resulting from the transactions contemplated by this Agreement and the Deposit Agreement) between the Underwriters and the jurisdiction imposing such tax, no stamp, transaction, registration, or other issuance, capital, value-added, documentary or transfer taxes or duties and no capital gains, income, withholding or other taxes or duties are payable by or on behalf of the Underwriters to the PRC, Hong Kong, the Cayman Islands or any political subdivision or taxing authority thereof or therein on or in connection with (A) the issuance of the Ordinary Shares and their deposit with the Depositary; (B) the issuance of the ADSs by the Depositary; (C) the sale and delivery of the ADSs by the Company to the Underwriters; (D) the sale and delivery of the ADSs by the Underwriters as part of the Underwriters’ distribution of the ADSs as contemplated hereunder; and (E) the execution, delivery, performance, enforcement and admission in court proceedings of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated hereby and thereby, save that this Agreement and the Deposit Agreement may be subject to Cayman Islands stamp duty if they are executed in or brought into the Cayman Islands.

(xxii)                                                   VIE Agreements and Corporate Structure.

(A)                               The description of the corporate structure of the Company and each of the agreements under the caption “Corporate History and Structure” in the Registration Statement, the Pricing Disclosure Package and the Prospectus by and among the Company’s Subsidiaries, the Consolidated Affiliated Entities, and the shareholders of such Consolidated Affiliated Entities, as the case may be (each a “VIE Agreement” and collectively, the “VIE Agreements”), is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading, and there is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its Subsidiaries and Consolidated Affiliated Entities taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(B)                               Each party to any VIE Agreement has the power and authority to enter into and perform its obligations under such agreements and has taken all necessary corporate actions to authorize the execution, delivery and performance of, and has authorized, executed and delivered each such agreement.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each VIE Agreement constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms; no consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto, except for the exercise of the call options, the filing and foreclosure of the pledge and those others explicitly set forth in the VIE Agreements as being subject to consent, approval, authorization, or order of, or filing or registration with, any person; and no consent, approval, authorization, order, filing or registration required for the performance of the obligations under any VIE Agreement that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed.  The corporate structure of the Company complies with all applicable laws and regulations of the PRC currently in effect except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and neither the corporate structure nor the VIE Agreements violates, breaches, contravenes or otherwise conflicts with any applicable laws of the PRC currently in effect except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the Subsidiaries and the Consolidated Affiliated Entities or the shareholders of the Consolidated Affiliated Entities in any jurisdiction challenging the validity of any of the VIE Agreements, and, to the knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

(C)                               The execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or, constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of its Subsidiaries or Consolidated Affiliated Entities pursuant to (i) the constitutional or organizational documents of the Company or any of its Subsidiaries or Consolidated Affiliated Entities, (ii) any statute, rule, regulation, or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or Consolidated Affiliated Entities or any of their properties, or any arbitration award, or (iii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries or Consolidated Affiliated Entities is a party or by which the Company or any of its Subsidiaries or Consolidated Affiliated Entities is bound or to which any of the properties of the Company or any of its Subsidiaries or Consolidated Affiliated Entities is subject, except, in the case of the foregoing clause (iii), for such breach, violation or default as would not, individually or in the aggregate, have a Material Adverse Effect.  Each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement.  None of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and, to the knowledge of the Company, no such termination or non-renewal has been threatened by any of the parties thereto.

(D)                               The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Consolidated Affiliated Entities through its rights to authorize the shareholders of the Consolidated Affiliated Entities to exercise their respective voting rights pursuant to the VIE Agreements.

(xxiii)                                                Neither the Company nor any of its Subsidiaries or Consolidated Affiliated Entities is (i) in violation of its certificate of incorporation or by-laws (or other applicable organization document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or Consolidated Affiliated Entities or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxiv)                                               The statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Prospectus Summary,” “Risk Factors,” “Dividend Policy”, “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation,” “Management,” “Principal Shareholders,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sale”, “Taxation” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair in all material respects.

(xxv)                                                  (A) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the Company and its Subsidiaries and Consolidated Affiliated Entities possesses all licenses, certificates, approvals, authorizations, declarations and permits issued by, and has made all necessary reports to and filings with, the appropriate national, federal, state, local or foreign Governmental Entities, for the Company and each of its Subsidiaries and Consolidated Affiliated Entities that are necessary to conduct their respective businesses (collectively, “Governmental Licenses”); (B) each of the Company and its Subsidiaries and Consolidated Affiliated Entities is in compliance with the terms and conditions of all such Governmental Licenses; (C) all such Governmental Licenses are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (D) neither the Company nor any of its Subsidiaries or Consolidated Affiliated Entities has received any notice of proceedings relating to the revocation or modification of any such Governmental License; and (E) neither the Company nor any of its Subsidiaries or Consolidated Affiliated Entities has any reason to believe that any such Governmental License will not be renewed in the ordinary course; except in the case of each of (A) through (E) above, where such failure to possess, file or renew would not, individually or in the aggregate, have a Material Adverse Effect.

(xxvi)                                               The Company and its Subsidiaries and Consolidated Affiliated Entities own, possess or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, the “Intellectual Property Rights”) necessary or material to the conduct of their business now conducted or proposed to be conducted as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  (i) There are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its Subsidiaries or Consolidated Affiliated Entities; (ii) except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or its Subsidiaries or Consolidated Affiliated Entities or third parties of any of the Intellectual Property Rights of the Company or its Subsidiaries or Consolidated Affiliated Entities; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or any of its Subsidiaries’ or Consolidated Affiliated Entities’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any Consolidated Affiliated Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or its Subsidiaries or Consolidated Affiliated Entities in their businesses has been obtained or is being used by the Company or its Subsidiaries or Consolidated Affiliated Entities in violation of any contractual obligation binding on the Company or any Consolidated Affiliated Entity in violation of the rights of any persons, except in each case covered by clauses (i) through (vi) such as would not, if determined adversely to the Company or any Controlled Entity, individually or in the aggregate, have a Material Adverse Effect.

(xxvii)                                            Each of the Company and its Subsidiaries and Consolidated Affiliated Entities that were incorporated outside of the PRC has, to the extent applicable, taken, or is in the process of taking, reasonable steps to ensure compliance by each of its shareholders, directors, officers, option holders and employees, that, to the knowledge of the Company, is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or the repatriation of the proceeds from overseas offering and listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company, (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder, director, officer, option holder and employee that, to the knowledge of the Company, is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations for its investment in the Company.

(xxviii)                                         The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange on August 8, 2006 and amended by the Ministry of Commerce on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes through acquisitions of PRC domestic companies and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange.  The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice.  In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the issuance and sale of the Ordinary Shares and the ADSs, the listing and trading of the ADSs on the New York Stock Exchange and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (i) are not and will not be, as of the date hereof or at the First Time of Delivery or a Second Time of Delivery, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC.

(xxix)                                               The Company and its Subsidiaries and Consolidated Affiliated Entities, (A) are in compliance with any and all applicable foreign, national, federal, state and local laws and regulations (including, for the avoidance of doubt, all applicable laws and regulations of the PRC and the United States) relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), except for those that would, individually or in the aggregate, not have a Material Adverse Effect.

(xxx)                                                  Each of the Company and its Subsidiaries and Consolidated Affiliated Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries or Consolidated Affiliated Entities has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries or Consolidated Affiliated Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxi)                                               (i) Each of the Company and its Subsidiaries and Consolidated Affiliated Entities has timely filed all national, local, federal, state and foreign tax returns required to be filed and has paid all taxes required to be paid (except where the failure to file or pay would not, individually or in the aggregate, have a Material Adverse Effect, or except for taxes currently being contested in good faith and for which adequate reserves have been made in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries or Consolidated Affiliated Entities which has had (nor does the Company nor any of its Subsidiaries or Consolidated Affiliated Entities have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or any of its Subsidiaries or Consolidated Affiliated Entities and which could reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect. (ii) Any unpaid material income and corporation tax liability of the Company for any years not finally determined have been accrued on the Company’s financial statements in accordance with GAAP (as defined below). (iii) All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of the Subsidiaries or Consolidated Affiliated Entities as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus are effective and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC, except for such violations that would, individually or in the aggregate, not have a Material Adverse Effect.

(xxxii)                                            No material labor dispute with the employees or third-party contractors of the Company or any of its Subsidiaries or Consolidated Affiliated Entities exists, or to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, service providers or business partners of the Company and its Subsidiaries and Consolidated Affiliated Entities that could, individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries and Consolidated Affiliated Entities are and have been in all times in compliance with all applicable labor laws and regulations in all material respects, and no governmental investigation or proceedings with respect to labor law compliance exists, or to the knowledge of the Company, is imminent.

(xxxiii)                                         Neither the Company nor any of its Subsidiaries or Consolidated Affiliated Entities is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and which is not so described.

(xxxiv)                                        Neither the Company nor any of its Subsidiaries or Consolidated Affiliated Entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements specifically referred to or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or Consolidated Affiliated Entities, or to the knowledge of the Company, any other party to any such contract or agreement.

(xxxv)                                           There are no legal or governmental actions, suits or proceedings pending or threatened (including any inquiries or investigations by any governmental entity, domestic or foreign) to which the Company, any of its Subsidiaries or Consolidated Affiliated Entities or any of their respective executive officers and directors is a party or to which any of the properties or assets of the Company or any of its Subsidiaries or Consolidated Affiliated Entities is subject (i) other than actions, suits or proceedings that, individually or in the aggregate, would not have a Material Adverse Effect or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(xxxvi)                                        Under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Ordinary Shares may be paid by the Company to the Depositary and then passed on by the Depositary to the holders of the ADSs in United States dollars and all such payments made to holders thereof who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

(xxxvii)                                     (i) None of the Company nor any of its Subsidiaries or Consolidated Affiliated Entities is currently prohibited, directly or indirectly, from (A) paying any dividends, or making any other distribution on its share capital, (B) making or repaying any loans or advances to the Company or any other Subsidiaries or Consolidated Affiliated Entities or (C) transferring any of its property or assets to the Company or any other Subsidiaries or Consolidated Affiliated Entities; and (ii) except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the share capital of the subsidiaries of the Company that are organized in the PRC may under the current laws and regulations of the PRC be converted into foreign currency and freely transferred out of the PRC and may be paid in United States dollars, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the PRC, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any governmental authorization.

(xxxviii)                                  The application of the net proceeds from the offering of the ADSs, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not (i) contravene any provision of any current and applicable laws or the current constituent documents of the Company or any Subsidiary or Consolidated Affiliated Entity, (ii) contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any Subsidiary or Consolidated Affiliated Entity or (iii) contravene or violate the terms or provisions of any governmental authorization applicable to any of the Company or any Subsidiary or Consolidated Affiliated Entity.

(xxxix)                                        No material relationships or material transactions, direct or indirect, exist between any of the Company or any of its Subsidiaries or Consolidated Affiliated Entities on the one hand and their respective shareholders, affiliates, officers and directors or any affiliates or family members of such persons on the other hand, except as described in the Pricing Disclosure Package and the Prospectus.

(xl)             The Company is not and, after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

(xli)          Based on the current and anticipated value of the Company’s assets and the composition of its income and assets (taking into account the expected cash proceeds from, and the anticipated market capitalization following, this offering), the Company does not expect to be a passive foreign investment company as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for the current taxable year or the foreseeable future.

(xlii)       At the time of filing the Initial Registration Statement and any post-effective amendment thereto, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act.

(xliii)                                                    PricewaterhouseCoopers Zhong Tian LLP, whose reports on the consolidated financial statements of the Company are included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are independent registered public accountants with respect to the Company as required by the Act and by the rules of the Public Company Accounting Oversight Board.

(xliv)                                                   The Company and the Board are in compliance with the provisions of Sarbanes-Oxley and all rules of the New York Stock Exchange that are applicable to them as of the date of this Agreement.  The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in its internal control over financial reporting.

(xlv)      Since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected the Company’s internal control over financial reporting.

(xlvi)                                                   The Company and its Subsidiaries and Consolidated Affiliated Entities maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries and Consolidated Affiliated Entities is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(xlvii)                                                To ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands or the PRC of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Cayman Islands or the PRC or that any stamp or similar tax in the Cayman Islands or the PRC be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder, provided that stamp duty may be payable if the original of this Agreement and the Deposit Agreement are brought to or executed in the Cayman Islands or the PRC.

(xlviii)                                             Compliance with Anti-Corruption Laws. Neither the Company nor any of its Subsidiaries or Consolidated Affiliated Entities or their respective affiliates, nor any director, officer or employee thereof, nor any agent, representative or person acting for or on behalf of the Company or of any of its Subsidiaries or Consolidated Affiliated Entities or their respective affiliates, (i) has used or will use any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity; (ii) has taken or will take any action in furtherance of any offer, payment, promise to pay, or authorization or approval of the payment, giving of money, property, gifts, or anything else of value, directly or indirectly, to a “government official” (including any officer, director or employee of any government branch or agency, government-owned or controlled entity or instrumentality, public international organization or political party; any political party official or candidate for political office; or any close family member of, or person acting in an official capacity for or on behalf of, any of the foregoing) or to any other Person to influence official action or secure an improper advantage or to take any other action in violation of the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Anti-Unfair Competition Law of the PRC, the Criminal Law of the PRC, any regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any other applicable anti-bribery or anti-corruption law in each case as amended from time to time (collectively the “Anti-Corruption Laws”); (iii) has taken or will take any act in furtherance of an offer, payment, promise to pay, agreement, request, authorization or approval, or any other act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback, or other unlawful or improper payment or benefit; or (iv) will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable Anti-Corruption Laws; and the Company and its Subsidiaries and Consolidated Affiliated Entities and their respective affiliates have each conducted and will conduct their respective businesses in compliance with applicable Anti-Corruption laws. No investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries and Consolidated Affiliated Entities with respect to the Anti-Corruption Laws is pending or, to the knowledge of the Company, threatened.

(xlix)                                                   Compliance with Anti-Money Laundering Laws. The Company and its Subsidiaries and Consolidated Affiliated Entities have at all times been in compliance and will comply with all applicable financial recordkeeping and reporting requirements, including, those of the Bank Secrecy Act of 1970, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), including all amendments thereto and regulations promulgated thereunder, the Money Laundering Control Act of 1986 and with all other applicable anti-money laundering statutes and the rules and regulations thereunder that are issued, administered or enforced by any governmental agency with jurisdiction over the Company or any of its Subsidiaries or Consolidated Affiliated Entities (collectively, the “Anti-Money Laundering Laws”), and no investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or Consolidated Affiliated Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(l)                    Compliance with OFAC.

(A)                               Neither the Company nor any of its Subsidiaries or Consolidated Affiliated Entities, nor any director, officer or employee thereof, nor, any agent, affiliate, representative or person acting for or on behalf of the Company or any of its Subsidiaries or Consolidated Affiliated Entities, is or undertakes any business with an individual or entity (“Person”), that is, or is owned 50 percent or more or controlled by one or more Persons that are:

(i)                                     subject to or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council (“UNSC”), the European Union (“EU”) or any EU member state, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, Sanctions”), including without limitation individuals or entities named on OFAC’s Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, and Sectoral Sanctions Identifications List, or

(ii)                                  located, organized or resident in a country or territory that is, or whose government is, subject to or the target of comprehensive, territory-wide Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria) (each, a “Sanctioned Country”).

(B)                               The Company and its Subsidiaries and Consolidated Affiliated Entities will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(i)                                     to fund or facilitate any dealings, activities or business in, with or relating to any country, territory or Person that, at the time of such funding or facilitation, is (i) a Sanctioned Country or (ii) a Person subject to or the target of Sanctions, or which is owned 50 percent or more or controlled by any such Person; or

(ii)                                  in any other manner that would result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C)                               The Company and its Subsidiaries and Consolidated Affiliated Entities, including any respective director, officer or employee thereof, and, any agent, affiliate, representative, or any other person acting for or on behalf of the Company or any of its Subsidiaries or Consolidated Affiliated Entities, have not engaged in, are not now engaged in, and will not engage in, any dealings or transactions with or relating to any Person that at the time of the dealing or transaction, is or was subject to or the target of Sanctions or with, in, or relating to any Sanctioned Country.

(D)                               No investigation, inquiry, action or suit or proceeding by or before any Governmental Entity, involving any actual or alleged violations of any Sanctions by the Company or its Subsidiaries or Consolidated Affiliated Entities, is pending, or to the knowledge of the Company, threatened.

(li)                 The Company and its Subsidiaries and Consolidated Affiliated Entities has maintained complete and accurate books and records in accordance with the Anti-Corruption Laws and generally accepted accounting principles. The Company and its Subsidiaries and Consolidated Affiliated Entities have instituted, maintained, enforced, and adhered to, and will continue to maintain, enforce, and adhere to policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions and with the representations and warranties contained herein.

(lii)              The Company’s and its Subsidiaries’ and Consolidated Affiliated Entities’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries and the Consolidated Affiliated Entities as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries and the Consolidated Affiliated Entities have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries and the Consolidated Affiliated Entities are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(liii)           The financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its Subsidiaries and Consolidated Affiliated Entities at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries and Consolidated Affiliated Entities for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.  There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not included as required; and the Company and the Subsidiaries and Consolidated Affiliated Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(liv)          The statements set forth under the caption “Critical Accounting Policies” in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement, the Pricing Disclosure Package and the Prospectus, accurately and fairly describes (A) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its Subsidiaries and Consolidated Affiliated Entities on a consolidated basis and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions.  The Company’s board of directors and senior management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies.

(lv)             The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement, the Pricing Disclosure Package and the Prospectus accurately and fully describes (i) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (ii) all material off-balance sheet commitments and arrangements of the Company and its Subsidiaries and Consolidated Affiliated Entities, if any. There are no outstanding guarantees or other contingent obligations of the Company or its Subsidiaries or Consolidated Affiliated Entities that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(lvi)          Any third-party statistical, industry-related and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consents to the use of such data from such sources to the extent required.

(lvii)       All operating and other Company data disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus are true and accurate in all material respects.

(lviii)    No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus (including all amendments and supplements thereto) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(lix)          The Company is a “foreign private issuer” as defined in Rule 405 of the Act.

(lx)             The choice of the law of the State of New York as the governing law of this Agreement or the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and will be observed and given effect to by the courts of the Cayman Islands.  The Company has the power to submit, and pursuant to Section 18 hereof, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”).  The Company has the power to submit, and, pursuant to Section 7.6 of the Deposit Agreement has legally, validly and effectively submitted, to the personal jurisdiction of each New York Court.  The Company has the power to designate, appoint and authorize, and pursuant to Section 18 hereof and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement or the Deposit Agreement in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 18 hereof and Section 7.6 of the Deposit Agreement.

(lxi)          None of the Company, its Subsidiaries, its Consolidated Affiliated Entities or any of their respective properties, assets or revenues has any right of immunity under Cayman Islands, PRC or New York laws, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, PRC, New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, its Subsidiaries, or Consolidated Affiliated Entities, or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 18 hereof.

(lxii)       Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of the Cayman Islands and PRC, provided that (i) with respect to courts of the Cayman Islands, (A) such courts had proper jurisdiction over the parties subject to such judgment, (B) such courts did not contravene the rules of natural justice of the Cayman Islands, (C) such judgment was not obtained by fraud, (D) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (E) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (F) there is due compliance with the correct procedures under the laws of the Cayman Islands, and (ii) with respect to courts of the PRC, any application or request for recognition and execution of such judgment is subject to compliance with relevant civil procedural requirements in the PRC. The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or PRC.

(lxiii)                                                    With respect to the stock options (the “Stock Options”) and other equity-based awards (together with the Stock Options, the “Awards”) granted pursuant to the Share Incentive Plans (as defined below), (i) none of the Stock Options is intended to qualify as an “incentive stock option” under Section 422 of the Code, (ii) each grant of an Award was duly authorized no later than the date on which the grant of such Award was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Share Incentive Plans and all applicable laws and regulatory rules or requirements, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Awards prior to, or otherwise coordinating the grant of Awards with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(lxiv)                                                   There are (and prior to each Time of Delivery, will be) no debt securities, convertible securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

(lxv)      A holder of the Ordinary Shares or ADSs and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Ordinary Shares and ADSs and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction.

(lxvi)                                                   The indemnification and contribution provisions set forth in Section 9 hereof do not contravene Cayman Islands or PRC law or public policy.

(lxvii)                                                Each shareholder that has not executed a Lock-up Letter (as defined below) as of the date hereof (each a “Non-Signing Shareholder” and collectively “Non-Signing Shareholders”) is bound by the market stand-off provision (the “Market Stand-off Provision”) under Section 6.3 of the Amended and Restated Shareholders Agreement (the “Shareholders Agreement”), dated August 9, 2019, by and among the Company, each person listed on Schedule A-1, Schedule A-2 and Schedule B-1 thereto, and certain Investors as defined therein.  The Market Stand-off Provision is in full force and effect as of the date hereof and shall remain in full force and effect during the Lock-Up Period (as defined below), it being understood that the Company is permitted to effect transfers, releases and waivers that are permissible pursuant to the terms of the Lock-Up Letter.

(lxviii)                                             The Registration Statement, the Prospectus, the Pricing Disclosure Package, any Preliminary Prospectus and any free writing prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Pricing Disclosure Package, any Preliminary Prospectus and any free writing prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. No consent, approval, authorization, license or order of, or qualification with, any governmental body or agency or court, other than those obtained, is required in connection with the offering of the Directed ADSs in any jurisdiction where the Directed ADSs are being offered.

(lxix)                                                   The Company has not offered, or caused the Designated Underwriter or its affiliates to offer, Directed ADSs to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

2.                                      Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of US$        per ADS, the number of Firm ADSs (to be adjusted by you so as to eliminate fractional shares) set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional ADSs as provided below, the Company agrees, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per ADSs set forth in clause (a) of this Section 2 (provided that the purchase price per Optional ADSs shall be reduced by an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Firm ADSs but not payable on the Optional ADSs), that portion of the number of Optional ADSs as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional ADSs by a fraction, the numerator of which is the maximum number of Optional ADSs which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional ADSs that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to        Optional ADSs, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm ADSs, provided that the purchase price per Optional ADS shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm ADSs but not payable on the Optional ADSs.  Any such election to purchase Optional ADSs may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of the Prospectus and setting forth the aggregate number of Optional ADSs to be purchased and the date on which such Optional ADSs are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.                                      Upon the authorization by you of the release of the Firm ADSs, the several Underwriters propose to offer the Firm ADSs for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.

4.                                      (a)                                 The ADSs to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal or other immediately available funds to the account(s) specified by the Company and the Custodian to the Representatives at least forty-eight hours in advance.  The time and date of such delivery and payment shall be, with respect to the Firm ADSs, [9:30] a.m., New York time, on       , 2021 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional ADSs, [9:30] a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional ADSs, or such other time and date as the Representatives and the Company may agree upon in writing.  Such time and date for delivery of the Firm ADSs is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional ADSs, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)                                 The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof will be delivered at the offices of Simpson Thacher & Bartlett LLP: 35th Floor, ICBC Tower, 3 Garden Road, Central, Hong Kong (the “Closing Location”) all at such Time of Delivery, provided, however, that unless physical delivery is requested by the Representatives, such documents may be delivered electronically.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.                                      The Company agrees with each of the Underwriters:

(a)                                 To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the ADSs, of the suspension of the qualification of the ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Act, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)                                 Promptly from time to time to take such action as you may reasonably request to qualify the ADSs for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the ADSs, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(c)                                  Prior to [10:00 a.m.], New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the ADSs and if at such time any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you, file with the Commission, and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the ADSs at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act; and if at any time prior to each Time of Delivery (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(d)                                 To make generally available to its security holders as soon as practicable, but in any event not later than twenty-two months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its Subsidiaries and Consolidated Affiliated Entities (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)                                  During the period beginning from the date hereof and continuing to and including the date 180 calendar days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, lend, grant any option to purchase, sell any option or contract to purchase, purchase any option or contract to sell, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the ADSs, including but not limited to any options, rights or warrants to purchase Ordinary Shares or ADSs or any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares or ADSs or any such substantially similar securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing or to make any confidential submission to the Commission, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Ordinary Shares or ADSs or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise (other than the Ordinary Shares or the ADSs to be sold hereunder or upon the exercise of an option or warrant or the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of the Representatives; the restrictions contained in this paragraph shall not apply to (i) the grant of awards under share incentive plans each as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus and outstanding on the date of this Agreement (the “Share Incentive Plans”), or the issuance of securities by the Company upon the exercise or settlement, as applicable, of awards granted under any Share Incentive Plan, (ii) any registration statement on Form S-8 to register securities to be issued pursuant to the Share Incentive Plans as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (iii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares or ADSs, provided that (x) such plan does not provide for the transfer of Ordinary Shares or ADSs during the Lock-Up Period and (y) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares or ADSs may be made under such plan during the Lock-Up Period, or (iv) any sale of ADSs or Ordinary Shares of up to 0.2% of the Company’s outstanding share capital as of the date hereof from the exercise or settlement of options or other equity-based awards granted under the Share Incentive Plans to satisfy the tax obligations of the holders of such awards upon vesting;

(f)                                   If the Representatives, in their sole discretion, agree to release or waive the restrictions in lock-up letters described in Section 8(m) hereof (the “Lock-Up Letters”), in each case for an officer or director of the Company, and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex A hereto through a major news service at least two business days before the effective date of the release or waiver;

(g)                                  The Company agrees (1) to cause each holder of the equity-based awards granted under the Share Incentive Plans who has not entered into a Lock-up Letter contemplated hereunder to be subject to and comply with all of the restrictions set forth in such Lock-up Letter, (2) to deliver to each of the Non-Signing Shareholders a notice to enforce the Market Stand-off Provision substantially in the form of Annex D hereto (the “Enforcement Notice”) prior to the date hereof, (3) to use its best efforts to enforce the Market Stand-off Provision during the Lock-Up Period, (4) not to release any Non-Signing Shareholder from the obligations set forth in, or otherwise amend or terminate, the Market Stand-off Provision during the Lock-Up Period without the prior written consent of the Representatives, except that this provision shall not prevent the Company from effecting any transfer or any release or waiver that is permissible pursuant to the terms of the Lock-Up Letter, (5) to instruct its share registrar not to give effect to any share transfers directly or indirectly by any shareholder during the Lock-Up Period, other than any transfer or any release or waiver that is permissible pursuant to the terms of the Lock-Up Letters, and (6) to enter into the Depositary Side Letter (as defined below) with the Depositary;

(h)                                 To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its Subsidiaries and Consolidated Affiliated Entities certified by independent public accountants);

(i)                                     During a period of 180 days from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); provided that it is not required to furnish such reports, communications (financial or other) or financial statements to the extent they are publicly available on the website of the Company or the Commission;

(j)                                    To use the net proceeds received by it from the sale of the ADSs pursuant to this Agreement in the manner specified in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds” and in compliance with any applicable laws, rules and regulations of any governmental body, agency or court having jurisdiction over the Company or its Subsidiaries or Consolidated Affiliated Entities and to file such reports with the Commission with respect to the sale of the ADSs and the application of the proceeds therefrom as may be required by Rule 463 under the Act; not to invest, or otherwise use the proceeds received by the Company from its sale of the ADSs in such a manner (i) as would require the Company or any of the Subsidiaries or Consolidated Affiliated Entities to register as an investment company under the 1940 Act, and (ii) that would result in the Company being not in compliance with any applicable laws, rules and regulations of the State Administration of Foreign Exchange of the PRC;

(k)                                 To comply with the terms of the Deposit Agreement so that the ADSs will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement at such Time of Delivery;

(l)                                     Not to (and to cause its Subsidiaries and Consolidated Affiliated Entities not to) take, directly or indirectly, any action which is designed to or which constitutes or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs;

(m)                             To use its best efforts to list for trading, subject to official notice of issuance, the ADSs on the New York Stock Exchange;

(n)                                 If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission pursuant to and in accordance with Rule 462(b) by [10:00] p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(o)                                 Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the ADSs (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(p)                                 (i) To not attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering, to use its reasonable efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) to use its reasonable efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes; and

(q)                                 To indemnify and hold harmless the Underwriters against any stamp, transaction, issuance, registration, capital, value-added, documentary, transfer tax or other similar taxes, including any interest or penalties thereon, on the creation and issue of the Ordinary Shares and ADSs, the sale and delivery of the ADSs to and by the Underwriters and the execution, delivery, performance and enforcement of this Agreement and the Deposit Agreement.  All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges.  In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, except (i) for any net income, capital gains or franchise taxes imposed on the Underwriters by a taxing jurisdiction as a result of any present or former connection between the Underwriters and the jurisdiction imposing such withholding or deductions (other than a connection arising as a result of this Agreement or the transactions contemplated by this Agreement) or (ii) to the extent of taxes that would not have been imposed but for the failure of the relevant Underwriter to comply, upon request by the Company, with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the taxing authority of the relevant Underwriter (that such Underwriter is legally entitled to comply with) if such compliance is required by law as a precondition to an exemption from, or reduction in, such taxes.  In addition, all sums payable to an Underwriter hereunder shall be considered exclusive of any value added or similar taxes.  Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Company shall, in addition to the sum payable hereunder, pay an amount equal to any applicable value-added or similar tax.

(r)                                    To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed ADSs are offered in connection with the Directed Share Program.

(s)                                   In connection with the Directed Share Program, to ensure that the Directed ADSs will be restricted to the extent required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of six months following the date of the effectiveness of the Registration Statement (it being understood that the Designated Underwriter will notify the Company as to which Participants will need to be so restricted); and to direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

(t)                                    To pay all fees and disbursements of counsel (including non-U.S. counsel) incurred by the Underwriters in connection with the Directed Share Program and transaction, stamp, capital or other issuance, registration, transaction, transfer, withholding or other taxes or duties, if any, incurred by the Underwriters in connection with the Directed Share Program.

6.                                      (a)                                 The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the ADSs that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the ADSs that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto;

(b)                                 The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c)                                  The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission;

(d)                                 The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(d) hereto and have been submitted to the Commission; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and

(e)                                  Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act.

7.                                      The Company covenants and agrees with the several Underwriters that (a) the Company will pay or cause to be paid the following: [(i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration and delivery of the ADSs and Ordinary Shares represented thereby under the Act and all other fees or expenses incurred by the Company in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) all costs and expenses related to the transfer and delivery of the ADSs to the Underwriters and on the initial resale of the ADSs by the Underwriters, including any transfer or other taxes payable thereon; (iii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, the Deposit Agreement and closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the ADSs; (iv) all expenses incurred by the Company in connection with the qualification of the ADSs for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (v) all fees and expenses in connection with the preparation and filing of the Form 8-A Registration Statement relating to the Ordinary Shares, par value US$0.00002 per share, of the Company and all fees and expenses incurred by the Company in connection with listing the ADSs on the New York Stock Exchange; (vi) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters of up to US$       in connection with, any required review by FINRA of the terms of the sale of the ADSs; (vii) the cost of preparing stock certificates; (viii) the cost and charges of any transfer agent, registrar or depositary; (viii) the costs and expenses of the Company including any costs and expenses paid by Underwriters on behalf of the Company relating to investor presentations on any Written Testing-the-Waters Communications or any “road show” undertaken in connection with the marketing of the offering of the ADSs, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company, and any such consultants; and (iv) all other reasonable costs and expenses solely for purposes of the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.]

8.                                      The obligations of the Underwriters hereunder, as to the ADSs to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                 The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by [10:00] p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall have at the time of filing either paid to the Commission the filing fee for the Rule 462(b) Registration Statement or given irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof, the ADS Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall have been issued and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)                                 Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)                                  Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company, shall have furnished to you their written opinions and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you;

(d)                                 Hogan Lovells, Hong Kong counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(e)                                  Fangda Partners, PRC counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(f)                                   Han Kun Law Offices, PRC counsel for the Underwriters, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(g)                                  Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(h)                                 Maples and Calder (Hong Kong) LLP, British Virgin Islands counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(i)                                     White & Case LLP, counsel for the Depositary, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(j)                                    Each of the legal directors of the Company’s Mexican and Brazilian subsidiaries shall have furnished to you a legal memorandum, dated such Time of Delivery, in form and substance satisfactory to you;

(k)                                 On the date of the Prospectus and at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers Zhong Tian LLP shall have furnished to you a comfort letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on each Time of Delivery shall use a “cut-off date” not earlier than three business days prior to such Time of Delivery;

(l)                                     Neither the Company nor any of its Subsidiaries or Consolidated Affiliated Entities shall have (i) sustained since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus there shall not have been any change in the issued shares or long-term debt of the Company or any of its Subsidiaries or Consolidated Affiliated Entities or any change or effect on, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries and Consolidated Affiliated Entities, taken as a whole, except as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement and the Deposit Agreement, including the issuance and sale of the ADSs, or to consummate the transactions contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(m)                             On or after the Applicable Time there shall not have occurred any of the following:  (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Nasdaq Global Market; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal, New York State, Hong Kong or the PRC authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities, epidemic, pandemic or diseases involving the United States, Hong Kong or the PRC or the declaration by the United States, Hong Kong or the PRC of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, Hong Kong, the PRC or the Cayman Islands or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(n)                                 The ADSs to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the New York Stock Exchange;

(o)                                 The Company shall have obtained and delivered to the Representatives executed copies of the lock-up letters from each of the directors and each of the executive officers of the Company, certain of the Company’s existing shareholders each of which beneficially owns no less than 1% of the Company’s outstanding share capital and all of which beneficially own in aggregate no less than 85% of the Company’s outstanding share capital as of the date of this Agreement, as listed on Schedule IV hereto, substantially to the effect set forth in Annex B hereto in form and substance satisfactory to you;

(p)                                 The Company shall have delivered to the Representatives written records evidencing the delivery by the Company of the Enforcement Notice to each of the Non-Signing Shareholders;

(q)                                 The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(r)                                    The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company, satisfactory to you as to the accuracy of the representations and warranties of the Company, herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (l) of this Section and as to such other matters as you may reasonably request;

(s)                                   The Representatives shall have received prior to the execution of this Agreement and at such Time of Delivery a certificate, dated such date and signed by the chief financial officer of the Company with respect to certain operating data and financial figures contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in form and substance satisfactory to the Representatives;

(t)                                    The Company and the Depositary shall have executed and delivered to the Representatives the Deposit Agreement, and the Deposit Agreement shall be in full force and effect on the Time of Delivery.  The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Ordinary Shares and the issuance of the ADSs representing such Ordinary Shares in accordance with the Deposit Agreement;

(u)                                 The Company shall have entered into a side letter agreement with the Depositary (the “Depositary Side Letter”), instructing the Depositary, for a period of 180 days after the date of the Prospectus, not to accept any deposit of any Ordinary Shares in the Company’s ADR facility or issue any new ADSs to any shareholder or any third party, unless the Company has consented to such deposit.  The Company covenants that it will not release the Depositary from the obligations set forth in, or otherwise amend, terminate, fail to enforce or provide any consent under, the Depositary Side Letter during the Lock-Up Period without the prior written consent of each of the Representatives, except that no such prior written consent is required for deposit of any Ordinary Shares or issuance of any new ADSs pursuant to Section 5(e)(iv) hereof;

(v)                                 At each Time of Delivery, the Representatives shall have received a certificate of the Depositary, in form and substance satisfactory to the Representatives, executed by one of its authorized officers with respect to the deposit with it of the ADSs against issuance of the ADSs to be delivered by the Company at such Time of Delivery, the execution, issuance, countersignature and delivery of the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request;

(w)                               FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereunder;

(x)                                 On or prior to the Time of Delivery, the ADSs shall be eligible for clearance and settlement through the facilities of DTC;

(y)                                 On such Time of Delivery, the Representatives and counsel for the Underwriters shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the Pricing Disclosure Package and the Prospectus, issuance and sale of the Ordinary Shares or ADSs as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained;

(z)                                  The Representatives shall have received on and as of each Time of Delivery satisfactory evidence of the good standing of the Company and its Subsidiaries and Consolidated Affiliated Entities in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions; and

(aa)                          No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of each Time of Delivery, prevent the issuance or sale of the ADSs; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of each Time of Delivery, prevent the issuance or sale of the ADSs.

The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of the Second Time of Delivery or otherwise.

9.                                      (a)                                 The Company will indemnify and hold harmless each Underwriter, each affiliate of any Underwriter within the meaning of Rule 405 under the Act, and such Underwriter’s and affiliates’ respective directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted), joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “road show” as defined in Rule 433(h) under the Act (a “road show”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Written Testing-the-Waters Communication, or arise out of or are based upon any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement).

The Company agrees to indemnify and hold harmless each Underwriter and its affiliates and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) arising out of, related to, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of the Designated Entities.

(b)                                 Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any road show, or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any road show, or any Written Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.  As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus furnished on behalf of each Underwriter: the names of the Underwriters in the first paragraph under the caption “Underwriting”, the names of the Underwriters and their affiliates in the third paragraph under the caption “Underwriting”, and the names and addresses of the Underwriters appearing in the fourth paragraph under the caption “Underwriting”.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be instituted involving any indemnified party and it shall notify the indemnifying party of the commencement thereof in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such action and shall pay the fees and disbursements of such counsel related to such action. In any such action, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be defenses available to it that are different from or in addition to those available to the indemnifying party, or (iv) the named parties to any such action (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any action or related action in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 9(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Underwriters for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the underwriters within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act. The indemnifying party shall not be liable for any settlement of any action effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the ADSs.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each affiliate of any Underwriter within the meaning of Rule 405 under the Act, and such Underwriter’s and affiliates’ respective directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each officer who signed the Registration Statement and to each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act.

10.                               (a)                                 If any Underwriter shall default in its obligation to purchase the ADSs that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such ADSs on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such ADSs, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such ADSs on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such ADSs, or the Company notifies you that it has so arranged for the purchase of such ADSs, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such ADSs.

(b)                                 If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased does not exceed one-eleventh of the aggregate number of all the ADSs to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of ADSs which such Underwriter agreed to purchase hereunder) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                                  If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased exceeds one-eleventh of the aggregate number of all of the ADSs to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase ADSs of a defaulting Underwriter or Underwriters, then this Agreement (or with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase, and of the Company to sell, the Optional ADSs) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.                               The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any officer or director or controlling person of the Company and shall survive delivery of and payment for the ADSs.

12.                               If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any ADSs are not delivered by or on behalf of the Company as provided herein, or the Underwriters decline to purchase the ADSs for any reason permitted under this Agreement, the Company will reimburse the Underwriters through you for all of their out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the ADSs not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.                               In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, confirmed email or facsimile transmission to Goldman Sachs (Asia) L.L.C., 68th Floor, Cheung Kong Center, 2 Queens Road Central, Hong Kong, Attention: Equity Capital Markets, Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, United States, Attention: General Counsel, and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, United States, Attention: Legal — Investment Banking & Capital Markets, and if to the Company shall be delivered or sent by mail, confirmed email or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention:       ; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, confirmed email or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or confirmed email constituting such Questionnaire, which address will be supplied to the Company by you on request. Any such statements, requests or notices shall take effect upon receipt thereof.

14.                               This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the ADSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.                               Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.                               The Company acknowledges and agrees that (i) the purchase and sale of the ADSs pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.  Any review by the Representatives and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

17.                               This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.                               This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York.  The Company hereby irrevocably submits to the exclusive jurisdiction of the New York Courts in any suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the Pricing Disclosure Package, the Prospectus, the Registration Statement, the ADS Registration Statement, the offering of the ADSs, or any transactions contemplated hereby. The Company and each of the Company’s Subsidiaries and Consolidated Affiliated Entities irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the Pricing Disclosure Package, the Prospectus, the Registration Statement, the ADS Registration Statement, the offering of the ADSs, or any transactions contemplated hereby in the New York Courts, and irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.  To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

The Company has appointed Cogency Global Inc. as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consent to the jurisdiction of any such court in respect of any such action, and waive any other requirements of or objections to personal jurisdiction with respect thereto.  Such appointment shall be irrevocable.  The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company, respectively.

19.                               THE COMPANY AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20.                               This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21.                               Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws.  For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22.                               No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

23.                               Recognition of the U.S. Special Resolution Regimes.

(a)                                 In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                                 In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)                                  As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)                    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)                 a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)              a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

24.                               The obligation of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

DiDi Global Inc.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

On behalf of itself and as a
Representative of the several Underwriters
named in Schedule I hereto

Goldman Sachs (Asia) L.L.C.

(Incorporated in Delaware, U.S.A. with
limited liability)

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

On behalf of itself and as a
Representative of the several Underwriters
named in Schedule I hereto

Morgan Stanley & Co. LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

On behalf of itself and as a
Representative of the several Underwriters
named in Schedule I hereto

J.P. Morgan Securities LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm ADSs to be Purchased	Maximum Number of Additional ADSs to be Purchased
Goldman Sachs (Asia) L.L.C.
Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
BofA Securities, Inc.
Barclays Capital Inc.
China Renaissance Securities (Hong Kong) Limited
Citigroup Global Markets Inc.
HSBC Securities (USA) Inc.
UBS Securities LLC
BOCI Asia Limited
BOCOM International Securities Limited
CCB International Capital Limited
China International Capital Corporation Hong Kong Securities Limited
CLSA Limited
CMB International Capital Limited
Futu Inc.
Guotai Junan Securities (Hong Kong) Limited
ICBC International Securities Limited
Mizuho Securities USA LLC
Tiger Brokers (NZ) Limited
Total:

I-1

SCHEDULE II

(a)                                 Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

[Electronic Road Show dated       ]

(b)                                 Additional documents incorporated by reference

(c)                                  Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

Public Offering Price: US$        per ADS

[The number of ADSs purchased by the Underwriters is       .]1

(d)                                 Written Testing-the-Waters Communications

Each version of the slides shown in testing-the-waters meetings with prospective investors that were conducted in reliance on Rule 163B under the Act.

1 NTD: To be included only if the number is different than the number in the Pricing Prospectus.

II-1

SCHEDULE III

Part A

SUBSIDIARIES OF THE COMPANY

Name	Place of Incorporation
Soda Technology Inc.	Cayman Islands

Voyager Group Inc.	Cayman Islands

City Puzzle Holdings Limited	Cayman Islands

Cheering Venture Global Limited	British Virgin Islands

Holly Universal Limited	British Virgin Islands

DiDi (HK) Science and Technology Limited	Hong Kong

Xiaoju Science and Technology (Hong Kong) Limited	Hong Kong

Beijing DiDi Infinity Technology and Development	PRC

III-1

Part B

CONSOLIDATED AFFILIATED ENTITIES OF THE COMPANY

Name	Place of Incorporation
Beijing Xiaoju Science and Technology Co., Ltd.	PRC

DiDi Chuxing (Beijing) Network Platform Technology Co., Ltd.	PRC

DiDi Chuxing Science and Technology Co., Ltd.	PRC

DiDi Chuxing (Beijing) Consulting Co., Ltd.	PRC

Beijing DiDi Chuxing Technology Co., Ltd.	PRC

III-2

SCHEDULE IV

LIST OF LOCKED-UP PARTIES

All directors and all executive officers of the Company:

1.                                      Wei Cheng

2.                                      Qing Liu

3.                                      Jingshi Zhu

4.                                      Chi Ping Lau

5.                                      Adrian Perica

6.                                      Yong Zhang

7.                                      Gaofei Wang

8.                                      Yusuo Wang

9.                                      Bo Zhang

10.                               Yue Zhuo

11.                               Rui Wu

12.                               Jinglei Hou

13.                               Min Li

14.                               Shu Sun

15.                               Peng Xu

Certain specified shareholders of the Company:

1.

IV-1

ANNEX A

FORM OF PRESS RELEASE

DiDi Global Inc.

[Date]

DiDi Global Inc. (the “Company”) announced today that Goldman Sachs (Asia) L.L.C., Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, the lead joint bookrunners in the recent public sale of        American Depositary Shares (“ADSs”), representing        Class A ordinary shares of the Company, is [waiving] [releasing] a lock-up restriction with respect to        ADSs of the Company held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on       , 2021, and the ADSs may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

A-1

ANNEX B

FORM OF LOCK-UP LETTER

Goldman Sachs (Asia) L.L.C.
68th Floor, Cheung Kong Center
2 Queen’s Road Central
Hong Kong

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
United States

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

United States

As representatives (the “Representatives”) of the several Underwriters (as defined below)

Ladies and Gentlemen:

The undersigned understands that you propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with DiDi Global Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including you (the “Underwriters”), of Class A ordinary shares, par value US$0.00002  per share, of the Company (the “Ordinary Shares”) in the form of American Depositary Shares (the “ADSs”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives, the undersigned will not, directly or indirectly, during the period commencing on the date of the final prospectus relating to the Public Offering (the “Prospectus”) and ending at the close of business of 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any ADSs or Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for ADSs or Ordinary Shares, including without limitation any such ADSs, Ordinary Shares or securities now owned or hereafter acquired by the undersigned (collectively, the “Undersigned’s Shares”), (2) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Shares, including any transaction designed or intended, or which could reasonably be expected to result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership of the Undersigned’s Shares, whether any such transaction or arrangement (or instrument provided for thereunder) described in clause (1) or (2) above is to be settled by delivery of ADSs, Ordinary Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement (any such offer, sale, pledge or other disposition, or transfer of economic consequences, a “transfer”), without, in each case, the prior written consent of the Representatives, or (3) make any demand for or exercise any right with respect to the registration of any of the Undersigned’s Shares unless a director or officer of the Company or 1% Holder (as defined below) is participating in a registered offering and the undersigned has a contractual piggyback registration right and is exercising such right to participate on a pro rata basis.

The foregoing sentence shall not apply to (a) transactions relating to ADSs, Ordinary Shares or other securities acquired in the Public Offering or otherwise in open market transactions after the date of the Prospectus, (b) transfers of the Undersigned’s Shares as a bona fide gift, through will or intestacy, or by operation of law, including pursuant to an order of a court (including a domestic order or a negotiated divorce settlement), arbitral tribunal or regulatory agency, a requirement of a governmental authority, or a requirement of any applicable law, rules and regulations, or for bona fide estate planning purposes, (c) transfers, distributions or tender of the Undersigned’s Shares, directly or indirectly, to direct or indirect limited partners, shareholders, members or affiliates of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) any such transfer shall not involve a disposition for value, (ii) each donee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter agreement and (iii) no filing under the Exchange Act, reporting a reduction in beneficial ownership of ADSs or Ordinary Shares, shall be required or shall be voluntarily made in respect of the transfer or distribution during the Restricted Period (other than a filing on Schedule 13D, Schedule 13D/A, Schedule 13G, Schedule 13G/A or Form 13F that is required under the Exchange Act to be filed during the Restricted Period, in which case such required filing shall clearly indicate in the footnotes thereto the applicable circumstances that cause the applicable exception to this letter agreement to apply and that the disposition was not for value), (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs or Ordinary Shares, provided that (i) such plan does not provide for the transfer of ADSs or Ordinary Shares that are subject to the lock-up restrictions in this letter agreement during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of ADSs or Ordinary Shares that are subject to the lock-up restrictions in this letter agreement may be made under such plan during the Restricted Period, (e) transfers of the Undersigned’s Shares to the immediate family of the undersigned, any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or to any entity beneficially owned and controlled by the undersigned or any immediate family member of the undersigned, provided that (i) the transferee agrees to be bound in writing by the restrictions set forth herein, (ii) any such transfer shall not involve a disposition for value and (iii) no filing under the Exchange Act, reporting a reduction in beneficial ownership of ADSs or Ordinary Shares, shall be required or shall be voluntarily made in respect of the transfer during the Restricted Period, (f) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of ADSs or Ordinary Shares involving a Change of Control (as defined below) of the Company, provided, that, in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Undersigned’s Shares shall remain subject to the provisions of this letter agreement, (g) any arrangements or transactions that are entered into, undertaken or consummated pursuant to an explicit requirement of a PRC governmental authority or regulatory body to which the undersigned is subject or an explicit requirement of any applicable PRC law, rules and regulations, provided that the undersigned shall provide a written notice to the Representatives immediately upon receiving any such requirements, which shall set forth the details of such requirements and the undersigned’s plan to make any such arrangements or transactions, or (h) the exercise or settlement of options or other equity-based awards exchangeable or exercisable for ADSs, Ordinary Shares or any security convertible into ADSs or Ordinary Shares that were granted pursuant to the Equity Incentive Plan as described in the Prospectus and provided that any and all Ordinary Shares or ADSs issued or transferred because of such exercise or settlement will be held by the undersigned subject to the terms of this Agreement.  Furthermore, ADSs, Ordinary Shares or any security convertible into ADSs or Ordinary Shares sold to the Company or tendered to the Company by the undersigned or withheld by the Company for tax withholding purposes in connection with the vesting of equity awards that are subject to a taxable event upon vesting will not be subject to this letter agreement.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s ADSs or Ordinary Shares except in compliance with the foregoing restrictions.  For purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin, “affiliate” shall mean any corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlled or managed by, or is under common control with, the undersigned or affiliates of the undersigned, and “Change of Control” shall mean any bona fide third party tender offer, merger, consolidation or other similar transaction, in one transaction or a series of related transactions, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than fifty percent (50%) of the total voting power of the voting stock of the Company (or the surviving entity).  The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any violation of the restrictions set forth in this letter agreement during the Restricted Period. For the avoidance of doubt, if the undersigned is an officer or director of the Company, the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed ADSs or Ordinary Shares the undersigned may purchase in the Public Offering.

If any director, officer or any holder of at least 1% of the outstanding share capital of the Company as of the date of the Underwriting Agreement (calculated on an as-converted to Ordinary Share basis) (each, a “1% Holder”) is bound by restrictions that are less restrictive than those set forth in this letter agreement, this letter agreement shall be amended to provide the undersigned with the same terms, provided that the foregoing shall not apply to any non-executive director who is not a record or beneficial owner of securities of the Company.  If, prior to the expiration of the Restricted Period, the Representatives consent to any release or waiver of any of the foregoing restrictions for any officer, director or 1% Holder other than the undersigned, including pursuant to a registered offering (any such release, a “Triggering Release” and, such party receiving such release, the “Triggering Release Party”), then a number of the Undersigned’s Shares shall also be released from the restrictions set forth in this Lock-Up Agreement in the same manner and on the same terms (including with respect to any conditions or provisos that apply to such Triggering Release), such number of the Undersigned’s Shares released being the total number of the Undersigned’s Shares held on the date of such Triggering Release multiplied by a fraction, the numerator of which shall be the number of Ordinary Shares and ADSs released pursuant to the Triggering Release, and the denominator of which shall be the total number of Ordinary Shares and ADSs held by the Triggering Release Party on such date on an as-converted basis; provided, however, that no Triggering Release of the Undersigned’s Shares will occur unless the Representatives have waived, on one or more occasions, such prohibitions with respect to Ordinary Shares or ADSs of the Triggering Release Party valued at $5,000,000 or more in aggregate (based on the closing or last reported sale price of the ADSs on the date such waiver becomes effective) (the “De Minimis Threshold”) (for the avoidance of doubt, each individual affiliate of the Triggering Release Party that has restrictions waived by the Representatives shall be treated as the same shareholder). The Triggering Release shall not be applied in the case of (A) a release effected solely to permit a transfer not involving a disposition for value if the transferee agrees in writing to be bound by the same terms described in this Lock-Up Agreement, which such release shall not be subject to, or impact, the De Minimis Threshold or (B) an early release from the restrictions described herein during the Restricted Period in connection with an underwritten public offering, whether or not such offering or sale is wholly or partially a secondary offering of Equity Securities (an “Underwritten Sale”), which such release shall not be subject to, or impact, the De Minimis Threshold, provided that the undersigned, to the extent the undersigned has a contractual right to demand or require the registration of the Undersigned’s Shares or otherwise “piggyback” on a registration statement filed by the Company for the offer and sale of its Ordinary Shares or ADSs, is offered the opportunity to participate on a basis consistent with such contractual rights in such Underwritten Sale; and in the event the underwriters make the determination to cut back the number of securities to be sold by shareholders in such Underwritten Sale, such cut back shall be applied to the undersigned on a basis consistent with all shareholders. The Representatives shall use commercially reasonable efforts to provide notice to Chief Financial Officer of the Company within three (3) business days upon the occurrence of a Triggering Release that gives rise to a corresponding release or waiver of the undersigned from its obligations hereunder pursuant to the terms of this paragraph (the effective date of such release or waiver, the “Release Date”), stating the percentage of shares held by such person or entity to be released, provided that the failure to give such notice shall not give rise to any claim or liability against the Underwriters.  The Company shall, within two (2) business days thereafter, send written notice to the undersigned stating that the percentage of the Undersigned’s Shares as calculated in the manner described above shall be released from the applicable restrictions set forth herein on the Release Date.  The undersigned further acknowledges that the Representatives are under no obligation to inquire into whether, or to ensure that, the Company notifies the undersigned of the delivery by the Representatives of any such notice, which is a matter between the undersigned and the Company.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of ADSs or Ordinary Shares, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or that is to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement.  The undersigned understands that the Company and the Underwriters are relying upon this letter agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this letter agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this letter agreement, participate in the Public Offering, or sell any ADSs at the price determined in the Public Offering, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This letter agreement shall terminate and the undersigned shall be released from its obligations hereinabove on the earlier of (i) the date the Registration Statement filed with the United States Securities and Exchange Commission with respect to the Public Offering is withdrawn, (ii) the date that the Representatives, on the one hand, or the Company, on the other hand, informs the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (iii) September 30, 2021, if the Underwriting Agreement shall not have been signed by that date, (iv) subsequent to signing the Underwriting Agreement, the date of termination of the Underwriting Agreement before the closing of the Public Offering, or (v) the expiration of the Restricted Period.

This letter agreement, and any claim, controversy or dispute arising under or related to this letter agreement,  shall be governed by, and to be construed in accordance with the laws of the State of New York.

Very truly yours,

Printed Name of Holder

By:
Signature

ANNEX C

FORM OF WAIVER OF LOCK-UP

        , 2021

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by DiDi Global Inc. (the “Company”) of        American Depositary Shares (the “ADSs”), representing Class A ordinary shares, US$0.00002 par value, of the Company, and the lock-up letter dated        , 2021 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated        , 2021, with respect to        ADSs.

The undersigned hereby agree[s] to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the ADSs, effective        , 2021; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release].  This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

Goldman Sachs (Asia) L.L.C.
Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC

Acting severally on behalf of themselves and the
several Underwriters named in Schedule I hereto

By:
Name:
Title:

cc:  Company

C-1

ANNEX D

NOTICE TO ENFORCE THE MARKET STAND-OFF PROVISION

[date]

Ladies and Gentlemen:

Re:                             Market Stand-off Provision — Amended and Restated Shareholders Agreement

We refer to the Amended and Restated Shareholders Agreement (the “Agreement”), dated August 9, 2019, by and among DiDi Global Inc. (the “Company”), each person listed on Schedule A-1, Schedule A-2 and Schedule B-1 thereto, and certain Investors. Terms used but not defined in this letter shall have the meanings given to them in the Agreement.

In accordance with Section 6.3 of the Agreement, we hereby notify you that the market stand-off provision is triggered as required by the managing underwriters of the Company’s IPO (the “Managing Underwriters”) and is binding upon you, as holder of Registrable Securities. Pursuant to such provision and at the request of the Company and the Managing Underwriters, you shall be subject to the restrictions as set out in the form lock-up letter attached as Annex A hereto during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on 180 days from the date of such final prospectus.

Very truly yours,

DiDi Global Inc.

By:
Name:
Title:

D-1